UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 14, 2008

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As a part of its annual determination of employee compensation, on January 31, 2008, the Board of Directors of Core-Mark Holding Company, Inc. (the “Company”) approved the fiscal year 2008 incentive awards of restricted stock units, options and performance shares to the following named executive officers pursuant to the Company’s stockholder approved 2007 Long-Term Incentive Plan (the “Plan”):

	Restricted Stock Units	Options	Performance Shares
J. Michael Walsh	8,645	8,645	8,645
Stacy Loretz-Congdon	8,645	8,645	8,645
Basil P. Prokop	8,645	8,645	8,645
Christopher L. Walsh	8,645	8,645	8,645
Thomas B. Perkins	8,645	8,645	8,645

Restricted Stock Units. One-third of the restricted stock units vest on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years. If an executive ceases to be employed due to his or her death, Disability or Retirement, the restricted stock units will vest pro-rata based upon the number of complete months of the executive’s service during the three year vesting period. If the Company experiences a Public Change of Control and within one year of such Change in Control the executive is terminated without Cause or the executive resigns with Good Reason, all of the executive’s restricted stock units shall immediately vest. In addition, if the Company experiences a Non-Public Change of Control, all restricted stock units shall immediately vest.

Options. The options have an exercise price of $25.81, the closing price of the Company’s common stock on January 31, 2008. One-third of the options vest on January 1, 2009, with the remaining two-thirds vesting in equal quarterly installments over the following two years. If an executive ceases to be employed due to his or her death, Disability or Retirement, the options will vest pro-rata based upon the number of complete months of the executive’s service during the three year vesting period. If the Company experiences a Public Change of Control and within one year of such Change in Control the executive is terminated without Cause or the executive resigns with Good Reason, all of the executive’s options shall immediately vest. In addition, if the Company experiences a Non-Public Change of Control, all options shall immediately vest.

Performance Shares. Performance shares become available for vesting based upon the Company’s achievement of certain financial goals related to operating expenses, sales growth in certain commodity segments, and return on net assets during fiscal 2008. Each award specifies a percentage of the performance shares granted that will become “eligible” for vesting upon the achievement of “threshold”, “target/outstanding” or “exceptional” goals in each of these measures, as determined by the Company’s Compensation Committee following the end of fiscal 2008. Upon such determination, one-third of any then eligible shares shall immediately vest, with the remaining two-thirds of eligible shares vesting in equal quarterly installments over fiscal 2009 and fiscal 2010.

In addition, if an executive ceases to be employed due to his or her death, Disability or Retirement prior to December 31, 2008, the performance shares will vest at the target/outstanding level, on a pro-rata basis, based upon the number of complete months of the executive’s service during the three year vesting period. If prior to the end of fiscal 2008, the Company experiences: (i) a Non-Public Change of Control or (ii) a Public Change of Control and the executive is terminated without Cause or the executive resigns with Good Reason, all of the executive’s performance shares shall immediately vest at the target/outstanding eligibility level. If following fiscal 2008, the Company experiences: (i) a Non-Public Change of Control or (ii) a Public Change of Control and the executive is terminated without Cause or the executive resigns with Good Reason, all of the executive’s performance shares shall immediately vest at the eligibility level achieved for fiscal 2008.

The foregoing description of the terms of the Plan and the awards of restricted stock units, options and performance shares is qualified in its entirety by reference to the full text of the plan and the award agreements, forms of which can be found as Exhibit 10.1 through Exhibit 10.4 of this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description

10.1	Core-Mark Holding Company, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed on April 23, 2007).

10.2	Form of Management Restricted Stock Unit Award Agreement under the Core-Mark Holding Company, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on July 6, 2007).

10.3	Form of Management Option Award Agreement under the Core-Mark Holding Company, Inc. 2007 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on July 6, 2007).

10.4	Form of Fiscal 2008 Management Performance Share Award Agreement under the Core-Mark Holding Company, Inc. 2007 Long-Term Incentive Plan (attached to this Form 8K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2008

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ Stacy Loretz-Congdon
Name: Stacy Loretz-Congdon
Title: Chief Financial Officer

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